Exhibit 99.1

Intelsat Achieves Support of Nearly 75% of Funded Debt on Comprehensive Financial Restructuring

Key Creditor Groups Agree to Vote in Favor of Amended Plan of Reorganization

Path to Emergence by End of 2021, with Company’s Debt Reduced by More Than Half

MCLEAN, VA – August 24, 2021 – Intelsat S.A. (OTC: INTEQ), operator of the world’s largest and most advanced integrated satellite and terrestrial network, today announced that it has achieved the support of key creditor groups across the capital structure on the terms of a comprehensive financial restructuring that would reduce the Company’s debt by more than half – from nearly $15 billion to $7 billion – and position the Company for long-term success.

The Company has filed an Amended Plan of Reorganization in its Chapter 11 proceedings pending before the U.S. Bankruptcy Court for the Eastern District of Virginia, Richmond Division, accompanied by an explanatory Disclosure Statement. The Amended Plan has the support of holders of approximately $11 billion, or nearly 75%, of the Company’s funded debt. These supporting creditors have executed a Plan Support Agreement that binds their support for the Company’s Amended Plan.

The Company is seeking Court approval of the Disclosure Statement and to establish procedures to solicit votes on the Amended Plan at a hearing scheduled for September 1, 2021.

Today’s filings and the widespread consensus in support of the Amended Plan help to achieve completion of the financial restructuring process and the Company’s emergence from Chapter 11 by the end of 2021. The Amended Plan provides that Intelsat will emerge as a private company, with the support of new equity owners, to best advance its strategic objectives and accelerate its growth trajectory, with a path to becoming publicly traded again at some point in the next five years.

Over the course of the financial restructuring process, Intelsat has advanced on a number of technological innovations. Intelsat is leveraging its unparalleled global orbital and spectrum rights, scale, and partnerships to build the world’s first global 5G satellite-based, software-defined, unified network of networks. The Intelsat network will be capable of supporting virtually any access technology, enabling the next generation of global mobility, IoT, and 5G services with never-before-seen simplicity, coverage, economics, and performance.

Additional Information

Additional information regarding Intelsat’s financial restructuring is available at Intelsatonward.com. Court filings are available at https://cases.stretto.com/intelsat, by calling the Company’s claims agent, Stretto, at (855) 489-1434 (toll-free) or (949) 561-0347 (international), or by emailing intelsatinquiries@stretto.com.

Kirkland & Ellis LLP is serving as legal counsel, PJT Partners is serving as financial advisor, and Alvarez & Marsal is serving as restructuring advisor to the Company.

About Intelsat

As the foundational architects of satellite technology, Intelsat operates the world’s most trusted satellite telecom network. We apply our unparalleled expertise and global scale to connect people, businesses and communities, no matter how difficult the challenge. Intelsat is building the future of global communications with the world’s first hybrid, multi-orbit, software-defined 5G network designed for simple, seamless and secure coverage precisely when and where our customers most need it. Follow the leader in global connectivity and “Imagine Here,” with us, at Intelsat.com.

Forward-Looking Statements

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “expect,” “anticipate,” “could,” “should,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements are based on management’s current expectations, beliefs, assumptions, and estimates and may include, for example, statements regarding (i) the voluntary cases commenced by the Company and certain of its subsidiaries (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”), (ii) the Company’s ability to obtain confirmation of the Plan, (iii) the Company’s ability to complete the financial restructuring and to continue operating in the ordinary course while the Chapter 11 Cases are pending. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Company’s ability to successfully complete a reorganization process under Chapter 11, including: confirmation of the Plan; consummation of the financial restructuring; potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations; the Company’s ability to obtain timely approval by the Bankruptcy Court with respect to the motions filed in the Chapter 11 Cases; objections to the Company’s financial restructuring, motions regarding net operating losses, or other pleadings filed that could protract the Chapter 11 Cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP financing and other financing arrangements; the Company’s ability to maintain relationships with suppliers, customers, employees, and other third parties and regulatory authorities as a result of the filing of the Chapter 11 Cases, including the U.S. Federal Communications Commission (the “FCC”) and compliance with FCC orders, such as the order associated with the C-band spectrum clearing mentioned above; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; the Bankruptcy Court’s rulings in the Chapter 11 Cases, including the terms and conditions of the financial restructuring, and the outcome of the Chapter 11 Cases generally; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate the financial restructuring or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 virus; and other litigation and inherent risks involved in a bankruptcy process. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports the Company files with the U.S. Securities and Exchange Commission, including those in the Company’s most recent Annual Report on Form 10-K and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. The Company has no obligation to update or revise these forward-looking statements and does not undertake to do so.

Media Contacts:

Meghan Macdonald

meghan.macdonald@intelsat.com, (571) 314-4815

Kekst CNC

Sherri L. Toub / Ruth Pachman / Ross Lovern

sherri.toub@kekstcnc.com / ruth.pachman@kekstcnc.com / ross.lovern@kekstcnc.com

Investor Contact:

Tahmin Clarke

investor.relations@intelsat.com

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